UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2022

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02Results of Operations and Financial Condition

As previously disclosed, on June 14, 2022, Precision BioSciences, Inc. (the “Company”) entered into a collaboration and license agreement (the “Collaboration and License Agreement”) with Novartis Pharma AG (“Novartis”) to collaborate to discover and develop in vivo gene editing products incorporating custom ARCUS nucleases of the Company for the purpose of seeking to research and develop potential treatments of certain hemoglobinopathies, including sickle cell disease and beta thalassemia. Although it has not finalized its full financial results for the quarter ended June 30, 2022, the Company expects to report that it had approximately $184 million in cash and cash equivalents as of June 30, 2022 including receipts of $25 million from Novartis' equity investment in the Company and the June 2022 underwritten offering of the Company’s common stock. This amount does not include $50 million in cash received from Novartis subsequent to June 30, 2022. This estimate is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of June 30, 2022 and its results of operations for the three and six months ended June 30, 2022. The review of the Company’s financial statements for the quarter ended June 30, 2022 by the Company’s independent registered public accounting firm is ongoing and could result in changes to the information set forth above.

Item 8.01.Other Events.

On July 12, 2022, the Company received the $50 million upfront cash payment from Novartis under the Collaboration and License Agreement. The Company expects that as of July 12, 2022, this cash payment, together with its existing cash and cash equivalents, expected operational receipts, and available credit, will be sufficient to fund its operating expenses and capital expenditure to year-end 2024.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited, to statements regarding activities under the Collaboration and License Agreement, statements regarding the expected benefits of and potential treatment options that may result from the collaboration with Novartis, and the Company’s expected cash balance and projected cash runway. Forward-looking statements may be identified by words such as “anticipates,” “believe,” “continue,” “expect,” “intend,” “may,” “plan to,” “potential,” “projects,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as such factors may be updated from time to time in the Company’s other filings with the SEC, which filings are accessible on the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date of this Current Report on Form 8-K, and except as required by applicable law, the Company has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: July 18, 2022	By:	/s/ John Alexander Kelly
John Alexander Kelly
Chief Financial Officer